Spectrum Pharmaceuticals Appoints Brittany K. Bradrick to Board of Directors
HENDERSON, Nev. – May 5, 2022 – Spectrum Pharmaceuticals (NasdaqGS: SPPI), a biopharmaceutical company focused on novel and targeted oncology therapies, today announced the appointment of Brittany Bradrick to its Board of Directors. Brittany is an accomplished leader with 25 years of finance, strategy and corporate development experience.

“It’s my pleasure to welcome Brittany to our Board of Directors at this important next stage in Spectrum’s evolution,” stated William Ashton, Chairman of the Board of Spectrum Pharmaceuticals. “As a seasoned executive in M&A and the life sciences sector, Brittany’s experience and leadership will make an immediate impact on our board.”

“I am looking forward to joining Spectrum’s Board at a time when the company has two product candidates that are under FDA review and approaching potential commercialization,” said Ms. Bradrick. “I intend to add value and contribute to the company's mission of developing and delivering innovative medicines for patients with cancer.”

Ms. Bradrick has served as the Chief Financial Officer of Neurelis, Inc. since October 2021. Prior to joining Neurelis, Ms. Bradrick was Chief Operating Officer and Chief Financial Officer at ViaCyte. She previously served in strategy and corporate development positions for 10 years at Insulet Corporation as Vice President, Strategy & Corporate Development and at Abbott Diabetes Care as the Head of Global Business Development. Prior to these positions, Ms. Bradrick was an investment banker for the life sciences sector at Piper Jaffray, Credit Suisse, and Chase Securities for 10 years. Ms. Bradrick began her career as a Federal Reserve Bank Examiner. Ms. Bradrick holds an MBA from the Johnson Graduate School of Management at Cornell University and a B.S. in Business Administration from the University of Missouri.

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals is a biopharmaceutical company focused on acquiring, developing, and commercializing novel and targeted oncology therapies. Spectrum has a strong track record of successfully executing across the biopharmaceutical business model, from in-licensing and acquiring differentiated drugs, clinically developing novel
11500 S. Eastern Ave., Ste. 220 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI assets, successfully gaining regulatory approvals and commercializing in a competitive healthcare marketplace. Spectrum has a late-stage pipeline with novel assets that serve areas of unmet need. This pipeline has the potential to transform the company in the near future. For additional information on Spectrum Pharmaceuticals please visit www.sppirx.com.

Notice Regarding Forward-looking Statements

This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management's current beliefs and expectations. These statements include, but are not limited to, statements that relate to Spectrum’s business and its future, including certain company milestones, Spectrum's ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, the timing and results of FDA decisions, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that Spectrum’s existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the company's reports filed with the Securities and Exchange Commission. The company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC.® is a registered trademark of Spectrum Pharmaceuticals, Inc and its affiliate. REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2022 Spectrum Pharmaceuticals, Inc. All Rights Reserved

Contacts:
Robert Uhl
Managing Director, ICR Westwicke
858.356.5932
robert.uhl@westwicke.com

Tom Riga
Chief Executive Officer
949.788.6700
InvestorRelations@sppirx.com
11500 S. Eastern Ave., Ste. 220 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI